As filed with the Securities and Exchange Commission on February 2, 2011 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0466789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6409 Guadalupe Mines Road
San Jose, CA 95120
(Address of Principal Executive Offices, including Zip Code)

MONOLITHIC POWER SYSTEMS, INC. 2004 EQUITY INCENTIVE PLAN
MONOLITHIC POWER SYSTEMS, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Michael R. Hsing
President and Chief Executive Officer
6409 Guadalupe Mines Road
San Jose, CA 95120
(408) 826-0600
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Robert T. Clarkson Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 650-739-3996		Saria Tseng Vice President and General Counsel Monolithic Power Systems, Inc. 6409 Guadalupe Mines Road San Jose, CA 95120 (408) 826-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (2)

Common Stock $0.001 par value per share, to be issued pursuant to the 2004 Equity Incentive Plan	1,753,151 shares	$15.01	(3)	$26,314,797	$3,055
Common Stock $0.001 par value per share, to be issued pursuant to the 2004 Employee Stock Purchase Plan	701,260 shares	$12.76	(4)	$8,947,026	$1,039
Total Registration Fee					$4,194

(1)
Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”). The registration fee is based on $116.10 per $1,000,000 of the maximum aggregate price at which shares are proposed to be offered.

(3)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on January 27, 2011, which amount was $15.01 per share.

(4)
The proposed maximum offering price per share of $12.76 was determined by discounting the proposed maximum offering price per share (as computed in note 3 above) by 15% in accordance with the terms of the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan.

Registration of Additional Securities

Pursuant to General Instruction E

This Registration Statement registers additional shares of common stock of Monolithic Power Systems, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2004 Equity Incentive Plan and the Registrant’s 2004 Employee Stock Purchase Plan. Accordingly, we incorporate by reference the contents of the previous Registration Statements on Form S-8 (Commission File No. 333-120886) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on December 1, 2004, the Registration Statement on Form S-8 (Commission File No. 333-132411) filed with the SEC on March 14, 2006, as amended February 8, 2007, the Registration Statement on Form S-8 (Commission File No. 333-140563) filed with the SEC on February 9, 2007, the Registration Statement on Form S-8 (Commission File No. 333-149027) filed with the SEC on February 4, 2008, the Registration Statement on Form S-8 (Commission File No. 333- 157095) filed with the SEC on February 4, 2009 and the Registration on Form S-8 (Commission File No. 333-164673) filed with the SEC on February 3, 2010 (collectively, the “Previous Forms S-8”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following periodic reports that were filed after the Previous Forms S-8 to maintain current information about the Registrant, are hereby incorporated into this Registration Statement and made a part hereof by this reference:

The reports that the Registrant has most recently filed with the SEC are listed below:

(a)(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 16, 2010;

(b)(1)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on April 29, 2010;

(b)(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the Commission on July 28, 2010;

(b)(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the Commission on November 3, 2010;

(b)(4)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 3, 2010;

(b)(5)	The Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2010;

(b)(6)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 28, 2010;

(b)(7)	The Registrant’s Current Report on Form 8-K filed with the Commission on September 15, 2010;

(b)(7)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 3, 2011; and

(c)(1)
The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A, filed with the Commission on November 16, 2004, and any subsequent amendment and restatement or report filed with the Commission for the purposes of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 2, 2011.

MONOLITHIC POWER SYSTEMS, INC.

By:	/s/ Michael R. Hsing
Michael R. Hsing
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Hsing and Meera Rao, and each of them individually, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective statements), and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Hsing	President, Chief Executive Officer and Director (principal executive officer )	February 2, 2011
Michael R. Hsing

/s/ Meera Rao	Chief Financial Officer (principal financial and accounting officer)	February 2, 2011
Meera Rao

/s/ Karen A. Smith Bogart	Director	February 2, 2011
Karen A. Smith Bogart

/s/ Herbert Chang	Director	February 2, 2011
Herbert Chang

/s/ Victor K. Lee	Director	February 2, 2011
Victor K. Lee

/s/ Douglas McBurnie	Director	February 2, 2011
Douglas McBurnie

/s/ James C. Moyer	Director	February 2, 2011
James C. Moyer

/s/ Umesh Padval	Director	February 2, 2011
Umesh Padval

/s/ Jeff Zhou	Director	February 2, 2011
Jeff Zhou

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of attorney (included in signature page to this Registration Statement).